Exhibit 99.B(d)(63)

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT FOR THE SEI
INSTITUTIONAL MANAGED TRUST

THIS AMENDMENT to the Investment Sub-Advisory Agreement for the SEI Institutional Managed Trust between Parametric Portfolio Associates (“Parametric”), a Delaware corporation, and SEI Investments Management Corporation, a Delaware corporation (the “Adviser”), is made effective as of the 25th day of June 2014.

WHEREAS, Parametric and the Adviser previously entered into an Investment Sub-Advisory Agreement dated as of June 27, 2005 (the “Agreement”); and

WHEREAS, pursuant to the Agreement, Adviser has retained. Parametric to provide investment management and advisory services for certain Portfolios for which Adviser serves as investment manager; and

WHEREAS, a Portfolio may be managed by one or more sub-advisers selected by the Adviser that make purchase or sale recommendations with respect to certain assets of the Portfolio, with those recommendations executed as appropriate by a separate sub-adviser (the “Overlay Manager”); and

WHEREAS, the Adviser desires to appoint Parametric to serve as Overlay Manager with respect to the Assets of each Portfolio set forth on Schedule A, attached hereto, and Parametric is willing to provide such services; and

WHEREAS, the parties also desire to amend Schedule B of the Agreement, attached hereto; and

WI IEREAS, the parties also wish to add the Tax-Managed Managed Volatility Fund and the Tax-Managed Large Cap Fund to the Agreement, which such funds were previously set forth in a separate agreement dated June 30, 2011, as amended.

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

1.                                      Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

2.                                      Unless otherwise set forth herein, all provisions of the Agreement shall apply to a Portfolio for which Parametric serves as Overlay Manager.

3.                                      To the extent that the Agreement conflicts with this Amendment, the Amendment will control.

4.                                      With respect to the Assets of a Portfolio for which Parametric serves as Overlay Manager, the Adviser shall inform Parametric of the sub-advisers that will make purchase or sale recommendations with respect to the Assets of the Portfolio and the percentage of the Assets of the Portfolio that are allocated to each such sub-adviser. The Adviser shall deliver to Parametric, the purchase and sale recommendations of the sub-adviser in the form of model portfolios or otherwise as appropriate, at such times and in such manner as the Adviser deems appropriate.

5.                                      As Overlay Manager, Parametric shall execute the purchase and sale recommendations of each sub-adviser with respect to the portion of the Assets of each Portfolio allocated to such sub-adviser, with discretion to determine the timing and manner of such execution and subject to any guidelines, limitations or restrictions provided by the Adviser in writing.

6.                                      With respect to any Assets of a Portfolio for which the Adviser appoints Parametric to be the Overlay Manager, Parametric shall tile with respect to such Assets any required reports with the SEC pursuant to Section 13(f) and Section 13(g) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

7.                                      Schedules A and B of the Agreement are hereby deleted and replaced with Schedules A and B attached hereto.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement on the date first above written.

SEI INVESTMENT MANAGEMENT CORPORATION		PARAMETRIC PORTFOLIO ASSOCIATES

By:	/s/ Stephen Beinhacker	By:	/s/ Aaron Singleton

Name:	Stephen Beinhacker	Name:	Aaron Singleton

Title:	Vice President	Title:	CFO

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Parametric Portfolio Associates

As of June 27, 2005, as amended June 25, 2014

SEI INSTITUTIONAL MANAGED TRUST

Sub-Adviser

Tax-Managed Large Cap Fund Tax-Managed Small/Mid Cap Fund

Overlay Manager

Tax-Managed Managed Volatility Fund

Tax-Managed Large Cap Fund

Tax-Managed Small/Mid Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Parametric Portfolio Associates

By:	By:
/s/ Stephen Beinhacker	/s/ Aaron Singleton

Name:	Name:
Stephen Beinhacker	Aaron Singleton

Title:	Title:
Vice President	CFO

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Parametric Portfolio Associates

As of June 27, 2005, as amended June 25, 2014

Pursuant to Paragraph 4, the Adviser shall pay Parametric compensation at an annual rate as follows:

SEI Institutional Managed Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Parametric Portfolio Associates

By:	By:
/s/ Stephen Beinhacker	/s/ Aaron Singleton

Name:	Name:
Stephen Beinhacker	Aaron Singleton

Title:	Title:
Vice President	CFO